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                                                                    EXHIBIT 23.4
                                                                       [Form of]






                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use of our opinion letter dated [Proxy Date], 2000 to the Board of Directors of First Northern Capital Corp., included as Appendix B to the Proxy Statement/Prospectus of [Proxy Date], 2000 which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of First Northern Capital Corp. and Bank Mutual Corporation and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           KEEFE, BRUYETTE & WOODS, INC.





                                        by:
                                           ---------------------------
                                           Steven P. Kent
                                           Managing Director